SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2004

SOUTHERN COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

Florida	000-49780	59-361325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 North Orange Avenue, Orlando, Florida 32801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (407) 648-1844

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

As previously reported, First National Bankshares of Florida, Inc. (the “First National”) has entered into an Agreement and Plan of Merger by and between the Company and Southern Community Bancorp (“Southern Community”) dated as of March 19, 2004. On August 13, 2004, First National and Southern Community executed a First Amendment to the merger agreement. Under this amendment, First National has agreed that under certain circumstances it would issue additional shares of its common stock after completion of the First National/Southern Community merger to those persons who were the holders of Southern Community common stock on the effective date of the merger. The additional shares would be issued if (i) the First National/Southern Community merger is completed at an exchange ratio below 1.6686, and (ii) either the merger agreement between Fifth Third Bancorp (“Fifth Third”) and First National is terminated prior to August 1, 2005 or the Fifth Third/First National merger has not closed for any reason by that date. If these contingencies occur, then the holders of Southern Community common stock on the effective date of the First National/Southern Community merger will be entitled to receive the difference between the number of shares of First National common stock that such holder would have received if the exchange ratio had been 1.6686 and the number of shares of First National common stock actually issued to such holder based upon the lower exchange ratio in effect at the time of the First National/Southern Community merger.

First National and Southern Community filed a supplement to the joint proxy statement/prospectus relating to the proposed First National/Southern Community merger with the Securities and Exchange Commission. The supplement, which was mailed to shareholders of First National and Southern Community on or about August 18, 2004, describes the amendment to the First National/Southern Community merger agreement and provides certain information regarding the proposed Fifth Third/First National merger. In order to give First National and Southern Community shareholders an opportunity to review the information contained in the supplement before voting on the First National/Southern Community merger, First National and Southern Community postponed the special meetings of shareholders that were scheduled for August 26, 2004 and August 23, 2004, respectively. The special meetings of shareholders, which are described in more detail in the supplement to the joint proxy statement/prospectus, will now be held on September 1, 2004.

The preceding description of certain terms of the First Amendment to the merger agreement, which is included as an exhibit to this report and incorporated into this Item 9.01 by reference, is qualified in its entirety by reference to the merger agreement and the First Amendment thereto.

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Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

2.1	First Amendment to Agreement and Plan of Merger, dated as of August 12, 2004, by and between First National Bankshares of Florida, Inc. and Southern Community Bancorp

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COMMUNITY BANCORP

By:	/s/ Stephen R. Jeuck
Stephen R. Jeuck, Chief Financial Officer

Dated: August 19, 2004

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	First Amendment to Agreement and Plan of Merger, dated as of August 12, 2004, by and between First National Bankshares of Florida, Inc. and Southern Community Bancorp

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